STOCK PURCHASE AGREEMENT


                             between

                     ALLEGHENY ENERGY, INC.,


                  ENERGY CORPORATION OF AMERICA

                               and

                   EASTERN SYSTEMS CORPORATION

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                       TABLE OF CONTENTS

                                                             Page

ARTICLE I - Definitions                                       3

ARTICLE II - Agreements of Purchase and Sale                  11

ARTICLE III - Purchase Price                                  12

ARTICLE IV - Representations and Warranties of the Seller     16

ARTICLE V - Representations and Warranties of the Buyer       36

ARTICLE VI - Assumption of Liabilities, Survival and
Indemnification                                               38

ARTICLE VII - Covenants and Certain Actions of the Parties    44

ARTICLE VIII - Conditions Precedent                           53

ARTICLE IX - Closing and Settlement                           57

ARTICLE X- Termination                                        58

ARTICLE XI - Taxes                                            60

ARTICLE XII - Miscellaneous                                   66

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                    STOCK PURCHASE AGREEMENT

      THIS AGREEMENT, dated as of the 20th day of December, 1999,

by  and  between ALLEGHENY ENERGY, INC., a Maryland  corporation,

(such corporation or, as and from the date of any assignment made pursuant  to Section 7.03(c), the assignee thereof, the "Buyer"),

and  ENERGY  CORPORATION OF AMERICA, a West Virginia  corporation

("ECA")   and  EASTERN  SYSTEMS  CORPORATION,  a  West   Virginia

corporation  ("ESC"),  (hereinafter ECA  and  ESC  are  sometimes collectively  referred  to  as  the  "Sellers"  and  referred  to individually as a "Seller").

                      W I T N E S S E T H:

     WHEREAS, the Buyer is a public utility holding company whose subsidiaries generate, distribute and provide electric service to customers in the State of West Virginia and elsewhere; and

      WHEREAS,  ESC  owns  one  hundred  percent  (100%)  of  the outstanding  stock of Mountaineer Gas Company,  a  West  Virginia

corporation  ("Mountaineer  Gas"  and,  collectively   with   the

subsidiaries of Mountaineer Gas, "Mountaineer",) and,

       WHEREAS,  Mountaineer is engaged in the  distribution  and sale of natural gas in West Virginia, and

      WHEREAS,  ESC  desires to sell, and the  Buyer  desires  to purchase,  all of the outstanding stock of Mountaineer  Gas  (the

"Shares")  upon the terms and conditions hereinafter  set  forth,

and

      WHEREAS, contemporaneously with the execution and  delivery of  this  Agreement, ECA and Buyer have executed  and  delivered,

each  to the other, a Management Agreement, in the form set forth in  Exhibit  A  and  at  Closing  shall  execute  the  Lease  and

Development  Agreement substantially in the  form  of  Exhibit  B hereto (such agreements collectively, including all schedules and exhibits thereto, the "Ancillary Agreements").

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       NOW,   THEREFORE,  in  consideration  of  the   respective

representations, warranties and covenants contained  herein,  the

Buyer and the Sellers hereby agree as follows:

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                     ARTICLE I - DEFINITIONS

1.01      Actual Long Term Debt

     The principal outstanding amount of the Long Term Debt

identified on Schedule 1.26 as of the Closing Date.

1.02 Adjustment Date

      The  last  day of the calendar month in which  the  Closing occurs.

1.03      Adjustment Period

      The  period commencing on the Effective Date and ending  on the Adjustment Date.

1.04      Adjustment Working Capital

       The  difference  between  the  total  current  assets   of

Mountaineer as reflected on the unaudited consolidated  financial statements  of  Mountaineer as of the close of  business  on  the

Adjustment  Date and the total current liabilities of Mountaineer as  reflected on the unaudited consolidated financial  statements of  Mountaineer  as  of the close of business on  the  Adjustment

Date.

1.05      Agreed Capital Expenditures

       Six Million Dollars ($6,000,000.00).

1.06      Affiliate

     As applied to any Person, means any other Person directly or indirectly  controlling, controlled by or  under  common  control with such Person.

1.07      Agreement

      This Stock Purchase Agreement, including all Schedules  and

Exhibits hereto and the Seller's Disclosure Schedule.

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1.08      Base Financial Statements

      The  audited  balance  sheet of  Mountaineer  Gas  and  its consolidated  subsidiaries as of June 30, 1999  and  the  audited income  statement and cash flow statement of Mountaineer Gas  and its  consolidated  subsidiaries for the year  then  ended,  which balance  sheet,  income  statement and cash  flow  statement  are attached hereto as Schedule 1.08.

1.09 Benefit Plans

      All benefit and compensation plans, contracts, policies  or arrangements covering current or former Employees, including, but not  limited to, "employee benefit plans" within the  meaning  of

Section  3(3) of ERISA, and deferred compensation, stock  option,

stock purchase, stock appreciation rights, stock based, incentive and bonus plans.

1.10      Business Day

      Any  day other than a Saturday, a Sunday or a day on  which banks  in  any of Denver, Colorado, Hagerstown, Maryland  or  New

York,  New  York are authorized or obligated by law or  executive order to close.

1.11 Buyer

      Allegheny  Energy,  Inc., or any  subsidiary  or  affiliate existing or hereafter created to purchase the Shares.

1.12 Closing

      The  consummation of the transactions described in  Section

9.01(b).

1.13 Closing Date

      The  fifth Business Day after the conditions precedent  set forth  in Sections 8.02(d) and (e) and Sections 8.03 (d) and  (e)

have  been satisfied, or such later date as the Parties may agree upon.

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1.14 Code

      The Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

1.15      Effective Date

     November 30, 1999.

1.16 Employee(s)

      Those  persons  actively employed by  Mountaineer  who  are participants in any plans and not laid off.

1.17 ERISA

      The  Employee Retirement Income Security Act  of  1974,  as

amended.

1.18 Environmental Law

       Any   federal,  state,  local  or  foreign  statute,  law,

regulation, order, decree, permit, authorization, opinion, common law  or  agency  requirement relating  to:  (A)  the  protection,

investigation or restoration of the environment, health,  safety,

or  natural resources, (B) the handling, use, presence, disposal,

release  or  threatened release of or exposure to  any  Hazardous

Substance  or  (C)  noise, odor, indoor air,  employee  exposure,

wetlands, pollution, contamination or (D) any injury or threat of

injury   to   persons  or  property  relating  to  any  Hazardous

Substance.

1.19      GAAP

      Generally  accepted  accounting principles  in  the  United

States  as  of  the date of this Agreement, without reference  to changes  therein  as  may otherwise be applicable  to  subsequent periods, consistently applied.

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1.20      Governmental Entity

      Any court, tribunal, arbitrator, arbitration panel, or  any governmental,  administrative, or regulatory  authority,  agency,

commission, or body or similar entity.

1.21 Hazardous Substance

      (A)   Any substance that is listed, classified or regulated

pursuant  to  any  Environmental Law; (B) any petroleum  or  coal product  or  by-product,  any waste or  ash,  asbestos-containing material,  lead-containing  paint  or  plumbing,  polychlorinated biphenyls,  radioactive  material or radon;  and  (C)  any  other

substance  which  is  regulated  by  any  government  entity   in

connection with any Environmental Law.

1.22 Intellectual Property

     The trade names and other intellectual property set forth on

Schedule 1.22.

1.23 Interest Rate

      The  then  current prime or base lending rate of  Citibank,

N.A. as established from time to time.

1.24 Interim Period

      The  period  from  the  date of this  Agreement  until  and including the Closing Date.

1.25 Legal Requirements

     Any and all applicable (i) federal, state, local and foreign laws,  statutes,  ordinances,  requirements,  awards,  processes,

rules   and   regulations,   (ii)   judgments,   orders,   writs,

injunctions, decrees, administrative rulings and (iii)  contracts

or   agreements,  with  any  Governmental  Entity   relating   to

compliance with matters described in (i) and (ii).

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1.26      Long Term Debt

      The  principal  amount  of the indebtedness  identified  on

Schedule 1.26 as of November 30, 1999.

1.27  Material Adverse Effect or Material Adverse Change

      With  respect to any person or persons, a material  adverse effect  on,  or  a  material  adverse change  in,  the  financial

condition,   properties,  business,  results  of  operations   or

prospects  of  such  person or persons,  other  than  effects  or changes  resulting directly from (i) changes  in  the  volume  of natural  gas  purchased by customers from  Mountaineer  that  are attributable  to weather conditions, (ii) any general  suspension of  trading in, or limitations on prices for, or material  change in  prices  of,  securities generally on any national  securities

exchange   or   in  the  over-the-counter  markets,   (iii)   the

declaration of a banking moratorium or any suspension of payments in  respect  of banks in the United States, (iv) the commencement

or   continuation  of  a  war,  armed  hostilities   or   similar

international   or  national  calamity  directly  or   indirectly

involving the United States; (v) any limitation (whether  or  not mandatory)  by any U.S. governmental authority or agency  on  the extension  of  credit  by banks or other financial  institutions;

(vi)  any  general decline in economic conditions in  the  United

States  gas  utility industry as a whole or in  general  economic conditions  in  any geographic region of the United  States;  and

(vii) in the case of any of the events described in the foregoing clauses  (i)  through (vi), a material acceleration or  worsening thereof.

1.28      November Financial Statements

       The  unaudited  balance  sheet  of  Mountaineer  and   its

consolidated Subsidiaries dated as of November 30, 1999  and  the unaudited income statement and cash flow statement of Mountaineer and its consolidated Subsidiaries for the five months then ended,

which balance sheet, income statement and cash flow statement are attached hereto as Schedule 1.28.

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 1.29 Parties

     The Buyer and the Sellers.

1.30   Party

     The Buyer or a Seller, as the case may be.

1.31 Permits

       Any   and   all   permits,  authorizations,  certificates,

approvals,  registrations, variances, rights of way,  franchises,

orders or other approvals and licenses relating to the operations of Mountaineer (i) under any (x) federal, state, local or foreign laws,  statutes, ordinances, rules or regulations or (y) judgment or  contract  with  any federal, state, local or  foreign  court,

arbitrator or administrative or governmental authority, bureau or agency  relating to compliance with matters described  in  clause

(i)(x),  or (ii) granted by any federal, state, local or  foreign administrative or governmental authority, bureau or agency.

1.32      Person

       Any  individual,  corporation,  partnership,  firm,  joint venture,  association, joint stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

1.33 Purchase Price

     Shall have the meaning assigned to it in Article III.

1.34 Seller's Disclosure Schedule

     That schedule attached hereto as Exhibit 1.34.

1.35      Seller's Group

     Any "affiliated group" (as defined in Section 1504(a) of the

Code  without  regard  to the limitations  contained  in  section

1504(b) of the Code) that includes ECA, ESC or Mountaineer or any predecessor  of  or  successor to ECA,  ESC  or  Mountaineer  (or another such predecessor or successor).

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1.36      Short Term Debt

      Any  indebtedness of Mountaineer which does not  constitute

Long Term Debt.

1.37      Subsidiary

      With  respect  to  any  Person, any other  Person,  whether incorporated or unincorporated, of which at least a  majority  of the  securities  or  ownership interest  having  by  their  terms ordinary  voting  power  to  elect a majority  of  the  Board  of

Directors  or  other  Persons  performing  similar  functions  is directly or indirectly owned or controlled by such Person  or  by one or more of the direct or indirect Subsidiaries of such Person or  by  such  Person  and  any  one or  more  of  its  respective

Subsidiaries.

1.38 Taxes

      All  federal,  state,  local or  foreign  taxes,  including income,  gross receipts, windfall profits, customs duties,  value

added,   severance,  property,  trade,  consumption,   solidarity

surcharge,  capital, production, estimated sales,  use,  license,

excise, franchise, employment, withholding or other taxes of  any kind,  together  with any interest, additions or  penalties  with respect thereto and any interest in respect of such additions  or penalties.

1.39 Tax Returns

     All reports and returns required to be filed with respect to

Taxes.

1.40 West Virginia PSC

     The Public Service Commission of West Virginia.

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1.41      Working Capital

       The  difference  between  the  total  current  assets   of

Mountaineer as reflected on the unaudited consolidated  financial statements of Mountaineer as of November 30, 1999 and  the  total current  liabilities of Mountaineer as reflected on the unaudited consolidated financial statements of Mountaineer as  of  November

30, 1999.

1.42 Year 2000 Problem

      The material inability of any hardware, software or process to  recognize and correctly calculate dates on and after  January

1, 2000, or the failure of computer systems, products or services to  perform any of their intended functions in a proper manner in connection  with data containing any date on or after January  1,

2000.

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          ARTICLE II - AGREEMENTS OF PURCHASE AND SALE

2.01 Sale and Purchase of Shares

     On the terms and subject to the conditions set forth in this

Agreement, the Buyer agrees to purchase the Shares and ESC agrees to  sell, transfer, assign, convey and deliver the Shares to  the

Buyer  in consideration for the Adjusted Purchase Price  paid  in accordance with Article III hereof.

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                  ARTICLE III - PURCHASE PRICE

3.01      Purchase Price

      On  the Closing Date Buyer agrees to pay and deliver to ECA

the   sum   of   Three  Hundred  Twenty-Three   Million   Dollars

($323,000,000), less the sum of Mountaineer's Long Term Debt,  as set  forth  on Schedule 1.26, existing on the Closing  Date,  and

$200,000 (the "Purchase Price").

3.02      Post Closing Adjustments to Purchase Price

     (a)  Calculation of Adjustments of Purchase Price

          (1)       Working Capital Adjustment

                    (A)  if Adjustment Working Capital is greater

than the sum of Working Capital plus $100,000, Buyer shall pay to

ECA  the  amount  by  which  Adjustment Working  Capital  exceeds

Working Capital,

                    (B)   if  Adjustment Working Capital is  less

than  Working Capital minus $100,000, ECA shall pay to Buyer  the amount  by  which  Working  Capital  exceeds  Adjustment  Working

Capital,

          (2)  Capital Expenditure Adjustment

                    (A)   if the actual capital expenditures made

by  Mountaineer  during the Adjustment Period is  less  than  the

Agreed  Capital  Expenditures, ECA shall pay such  difference  to

Buyer,

                    (B)   if the actual capital expenditures made

by  Mountaineer  during the Adjustment Period is  more  than  the

Agreed  Capital Expenditures, Buyer shall pay such difference  to

ECA.

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          (3)  Long Term Debt Adjustment

                    (A)   if  Actual Long Term Debt exceeds  Long

Term Debt, ECA shall pay to Buyer the amount of the excess, and

                    (B)   if  Long Term Debt exceeds Actual  Long

Term Debt, Buyer shall pay to ECA the amount of the excess.

          Any  payments required pursuant to this Section 3.02(a)

          are   referred   to   collectively   as   "Post-Closing

          Adjustments".

     (b)   As soon as practicable, but in no event later than  60

calendar  days  following the Closing Date, ECA shall  prepare  a calculation  of Adjustment Working Capital (the "Working  Capital

Statement"),  a  calculation of Adjustment Capital  Amounts  (the

"Capital Amount Statement") and a calculation of Actual Long Term

Debt (the "Long Term Debt Statement") and, collectively with  the

Working  Capital Statement and the Capital Amount Statement,  the

"Closing  Statements"), each of which shall be prepared  in  good faith  in  accordance  with GAAP on a basis consistent  with  the preparation of the Base Financial Statements.

     (c)   After  receipt of the Closing Statements, Buyer  shall

have  30 calendar days to review the Closing Statements, together with  the workpapers used in the preparation thereof.  Buyer  and its accountants shall have full access to (i) all relevant books,

records and employees of ECA and (ii) ECA's accountants and their relevant  supporting workpapers.  Unless Buyer  delivers  written notice to ECA on or prior to the thirtieth calendar day after the preparation  of  the Closing Statements, stating that  Buyer  has objections  to  the  Closing Statements and describing  any  such objections, Buyer shall be deemed to have accepted and agreed  to

the  Closing  Statements.   If, on  or  prior  to  the  thirtieth

calendar  day  after  the preparation of the Closing  Statements,

Buyer  shall  give  such notice to ECA, Buyer  shall,  within  10 calendar  days (or such longer period as the Parties  may  agree)

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following  the  giving of such notice (the "Resolution  Period"),

attempt  in  good  faith to resolve their  differences,  and  any resolution  by  them as to any disputed amounts shall  be  final,

binding and conclusive.

     (d)   Any amounts remaining in dispute at the conclusion  of

the  Resolution Period ("Unresolved Changes") shall be  submitted to a nationally recognized public accounting firm, independent of

Buyer and the Sellers, mutually acceptable to Buyer and ECA (such firm  being  referred  to  as  the "Auditing  Firm"),  within  10 calendar  days  after  the expiration of the  Resolution  Period.

Each  party agrees to execute, if requested by the Auditing Firm,

an  engagement letter containing reasonable terms.  All fees  and expenses  relating to the work, if any, to be  performed  by  the

Auditing Firm in accordance with this Section 3.02 shall be borne equally  by Buyer and ECA.  The Auditing Firm shall be instructed to  use a materiality standard as such firm may determine  to  be reasonable  under the circumstances, in light of the cost  to  be incurred  and  the amount in issue.  The Auditing Firm  shall  be instructed  to  make  such determination in accordance  with  the provision  of  this Agreement.  The Auditing Firm's determination of  the  Unresolved Changes shall be made within 30 days  of  the submission of the Unresolved Changes thereto, shall be set  forth in  a  written statement delivered to Buyer and ECA and shall  be final, binding and conclusive on the parties for all purposes.

       (e) In the event that there are Unresolved Changes at  the end  of the Resolution Period, (i) if Buyer and ECA agree that  a

Post-Closing Adjustment is owed to Buyer or ECA, as the case  may be,  regardless  of  the ultimate resolution  of  any  Unresolved

Changes,  then the minimum amount which Buyer and  ECA  agree  is owed  to Buyer, or ECA, as the case may be, shall be paid  within five Business Days after the end of the Resolution Period and any additional  amounts owing to Buyer, or ECA, as the case  may  be,

with  respect to the Unresolved Changes shall be paid within five

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Business  Days after resolution thereof by the Auditing Firm  and

(ii)  in  all  other cases, any and all payments  shall  be  made within  five  Business Days after resolution  of  the  Unresolved

Changes by the Auditing Firm.

     (f)   Any  payments  made  in respect  of  the  Post-Closing

Adjustment   or  Unresolved  Changes  shall  be  deemed   to   be

adjustments to the Purchase Price for all Tax purposes.

     (g)   The  Purchase  Price, as adjusted by the  Post-Closing

Adjustments, constitutes the "Adjusted Purchase Price".

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    ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Sellers jointly and severally, represent and warrant to the  Buyer  that, as of the date hereof, and as  of  the  Closing

Date,  except  as  set  forth  in the corresponding  sections  or subsections of the Seller's Disclosure Schedule:

4.01 Corporate Status and Authority

      Each of ECA, ESC and Mountaineer Gas is a corporation  duly organized, validly existing and in good standing under  the  laws

of  the  State  of  West  Virginia.   Each  of  Mountaineer  Gas'

Subsidiaries  is  duly organized, validly existing  and  in  good

standing  under  the  laws  of  the  respective  state   of   its

incorporation.  Each of Mountaineer Gas and its Subsidiaries  has

all  the requisite corporate power and authority under all  Legal

Requirements  to  carry  on  its business  as  it  now  is  being conducted  and to own or lease and to operate its assets  as  the case may be, as and in the places where Mountaineer's business is now conducted or where its assets are now owned or leased and now operated.  Each of ECA and ESC has all requisite corporate  power and  authority  and has taken all corporate action  necessary  in order  to  execute and deliver this Agreement and  the  Ancillary

Agreements  and, subject only to the governmental  authorizations

specified   in  Section  7.03(a),  to  perform  its   obligations

hereunder and thereunder.  The Seller's Disclosure Schedule lists all Subsidiaries of Mountaineer Gas.

4.02 Power to Transfer; Duly Executed

      (a)   Subject  to  any required governmental  authorization

referred  to  in  Section 7.03(a) hereof, each  Seller  has  full right,  power and authority to enter into this Agreement and  the

Ancillary Agreements and to perform its obligations hereunder and thereunder.

      (b)   This Agreement and each Ancillary Agreement have been

duly  executed  and  delivered on behalf  of  each  Seller  party thereto and subject only to governmental authorizations specified

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to  in  Section 7.03(a) hereof, constitute the legal,  valid  and binding obligations of the Sellers enforceable in accordance with their terms.

4.03 Qualification

     Each of ECA, ESC and Mountaineer Gas and each of Mountaineer

Gas' Subsidiaries is duly qualified, and is in good standing,  to do business in West Virginia as a corporation.

4.04 Authorized Capital of Mountaineer.

     The authorized capital stock of Mountaineer Gas consists  of

2,200,000 shares, $25.00 par value, of which 1,831,687 shares are

outstanding  and  no  shares are held in treasury.   All  of  the

Shares  have been duly authorized, and are validly issued,  fully

paid  and  nonassessable  and  are  owned,  either  directly   or

indirectly  by  ECA,  free  and clear of  all  mortgages,  liens,

pledges, charges, title retention or security agreements, claims,

restrictions, leases, options, rights of first offer or  refusal,

or   other  encumbrances  or  rights  of  others.   Each  of  the

outstanding  shares of capital stock of each of Mountaineer  Gas'

Subsidiaries is duly authorized, validly issued, fully  paid  and nonassessable  and  owned,  either  directly  or  indirectly,  by

Mountaineer  Gas, free and clear of all liens, pledges,  security interests,  claims or other encumbrances.  Except  as  set  forth above, there are no shares of capital stock of Mountaineer Gas or any  of  its  Subsidiaries authorized, issued or outstanding  and there are no preemptive rights nor any outstanding subscriptions,

options, warrants, rights, convertible or exchangeable securities or  other agreements or commitments of any character relating  to the  issued  or  unissued capital stock or  other  securities  of

Mountaineer Gas or any of its Subsidiaries.

      Seller has good and marketable title to the Shares  and  on the  Closing  Date will transfer and convey the Shares  to  Buyer free  and clear of all mortgages, liens, pledges, charges,  title retention  or security agreements, claims, restrictions,  leases,

options,  rights  of  first  offer or  first  refusal,  or  other

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encumbrances  or rights of others.  Each of Mountaineer  Gas  and its  Subsidiaries has good and marketable title to its properties and assets except for such defects in title that, individually or in  the  aggregate,  have not and are not  reasonably  likely  to affect the ownership, operation or marketability thereof.

4.05      Noncontravention

      The  execution, delivery and performance of this  Agreement and  the  Ancillary Agreements by ECA and any of its Subsidiaries

party  thereto, and the consummation by the Sellers,  Mountaineer

Gas  and any of their respective Subsidiaries of the transactions contemplated in this Agreement and therein, do not and  will  not

(a)  violate or conflict with, or constitute a default under, any

provision  of  the  certificate  of  incorporation,  by-laws   or

comparable governing instruments of the Sellers, Mountaineer  Gas

or   any  of  their  respective  Subsidiaries,  (b)  violate  any provision of, or constitute (or with notice or lapse of  time  or both  would constitute) a default under, or accelerate or  permit the  acceleration of the performance required by, any  agreement,

lease,   contract,   note,   mortgage,   indenture,   instrument,

arrangement  or  other obligation (collectively, "Contracts")  to which  the  Sellers, Mountaineer Gas or any of  their  respective

Subsidiaries is a party or by which any of them or any  of  their

respective   assets   or   properties  are   bound   or   subject

(collectively, the "Seller Contracts"), (c) entitle any party  to cancel  or  terminate, or result in any change in the  rights  or obligations of any party under, or require a consent or waiver by any party to, any Seller Contract, (d) result in the creation  of a  lien,  pledge,  security interest, voting  trust  arrangement,

charge, option, restriction, claim, or other encumbrance  on  the equity  securities, ownership interests or on the assets  of  any

Seller, Mountaineer or any of their respective Subsidiaries,  (e)

violate   any   law,   statute,  rule,   regulation,   ordinance,

requirement, administrative ruling, order, judgment,  injunction,

award,   decree   or   process   of   any   Governmental   Entity

(collectively,  "Laws")  by  which  or  to  which  any  of  their

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respective  assets  or properties are bound or  subject,  or  (f)

result  in the loss or impairment of any approval, authorization,

comment, license, franchise, order or permit of or by, or  filing with a Person of or benefiting any Seller, Mountaineer or any  of their  respective Subsidiaries; except (i) in the case of clauses

(b),  (d),  (e),  and (f) of this Section, for  such  violations,

defaults,  accelerations, losses or impairments  as,  when  taken together with all other such violations, defaults, accelerations,

losses  and impairments, could not adversely impair Mountaineer's business or operations, and (ii) in the case of clauses  (b)  and

(c),  for  violations,  defaults,  accelerations,  cancellations,

terminations  of  and  changes  in  rights  listed  in   Seller's

Disclosure Schedule.

4.06 Seller's Disclosure Schedule

      Seller  is obligated to, and represents that it has,  fully and  completely  included  all  information  required  under  the

Seller's Disclosure Schedule and that it is true and accurate  to the  best  of  its  knowledge and belief, and that  the  Seller's

Disclosure  Schedule  is  hereby incorporated  as  part  of  this

Agreement.

4.07 Changes, Etc.

     Since June 30, 1999,

      (a)  there has been no Material Adverse Change with respect to  Mountaineer  nor  any material damage,  destruction  or  loss adversely affecting Mountaineer's assets (whether or not  covered by insurance);

      (b)  Mountaineer has conducted its business in the ordinary course of business consistent with past practice;

      (c)  Mountaineer's assets have not been mortgaged, pledged,

or  subjected  to  any  lien, security  interest,  or  to  either

Seller's   knowledge,  any  other  encumbrance,  which  mortgage,

pledge,  lien, security interest or encumbrance shall be released on or before the Closing Date;

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       (d)   except  as  incurred  in  the  ordinary  course   of

Mountaineer's   business  consistent  with  past   practice,   no

liability, contractual, or otherwise, has been incurred  (whether absolute,  accrued, contingent or otherwise) by either Seller  or

Mountaineer  in connection with Mountaineer's business  that  has not been fully paid, released or otherwise provided for; and

      (e)   there  has  not  been any incurrence,  assumption  or

guarantee by either Seller of any indebtedness for borrowed money by  Mountaineer,  other than in the ordinary course  of  business consistent with past practice.

4.08 Compliance with Laws; Governmental Authorizations

     (a)  Each of the Sellers and Mountaineer is in compliance in all  material  respects with all Legal Requirements  and  Permits

applicable  to  Mountaineer's  business.   Mountaineer  has   not

received  any  written notice or communication  of  any  material noncompliance with any Legal Requirement or Permit that  has  not been cured as of the date hereof.

      (b)   To  Sellers' or Mountaineer's knowledge,  Mountaineer

has,  all  Permits  necessary to own, operate, use  and  maintain

Mountaineer's assets, in the manner in which they are  now  being maintained and operated and to conduct Mountaineer's business  as now  being conducted.  All Permits of Mountaineer relating to its

business  are  in  full  force  and  effect  and  there  are   no

proceedings  pending  or,  to  the knowledge  of  the  Seller  or

Mountaineer,  threatened that seek the revocation,  cancellation,

suspension  or  any  adverse modification of  any  such  Permits.

Subject  to  obtaining  the consents and approvals  specified  in

Section 7.03(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result  in  any  such  revocation,  cancellation,  suspension  or modification of such Permits.

       (c)    To   Seller's  and  Mountaineer's   knowledge   (i)

Mountaineer's  business  is and has been in  material  compliance

with   all   applicable  Environmental  Laws;  (ii)  no  property

currently or formerly owned or operated by Mountaineer (including

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soils, groundwater, surface water, buildings or other structures)

is   contaminated  with  any  Hazardous  Substance  which   could

reasonably   be   expected  to  result  in   any   investigation,

remediation  or  material  liability  to  Mountaineer  under  any

Environmental  Law;  (iii) Mountaineer's business  has  not  been involved  in  any disposal, release or threat of release  of  any

Hazardous Substance which could reasonably be expected to  result

in   material  liability  under  any  Environmental   Law;   (iv)

Mountaineer has not received any written notice, demand,  letter,

claim or request for information indicating that Mountaineer  may

be   in   violation  of  or  subject  to  liability   under   any

Environmental Law; (v) Mountaineer is not subject to  any  order,

decree,  injunction  or other arrangement with  any  governmental entity  or any indemnity or other agreement with any third  party relating to liability under any Environmental Law or relating  to

Hazardous Substances in connection with its business; (vi)  there are  no  other circumstances or conditions involving  Mountaineer that  could  reasonably  be expected to result  in  any  material claim,  liability,  investigation, cost  or  restriction  on  the ownership,  use,  or  transfer of any property  pursuant  to  any

Environmental Law; and (vii) Seller has delivered to Buyer copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to

Mountaineer's business.

4.09 Permits; Public Service Commission of West Virginia

     (a)  The Seller's Disclosure Schedule includes all currently effective  Permits  issued or entered into  by  any  Governmental

Entity,  including  the  West Virginia  PSC  to  Mountaineer  and presently in effect in connection with Mountaineer's business.

      (b)   The  Seller's Disclosure Schedule lists  all  of  the

currently  operative  rules, regulations and  tariffs  heretofore authorized  and approved by the West Virginia PSC  applicable  to

Mountaineer's  business  and all of the currently  pending  rate,

certificate  or  other  filings heretofore  made  by  Mountaineer

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before  the West Virginia PSC and the status of each such  filing on the date hereof.

      (c)   All  currently effective filings heretofore  made  by

Mountaineer  with the West Virginia PSC were made in  substantial compliance  with Legal Requirements then applicable  thereto  and the  information contained therein was true and  correct  in  all material respects as of the respective dates of such filings.

4.10 Contracts

      (a)   The  Seller's Disclosure Schedule contains a complete

and correct list of all Mountaineer's material contracts relating to  Mountaineer's business as of the date hereof.  There  are  no defaults under any such contracts which, individually or  in  the aggregate,  could  adversely  impair  Mountaineer's  business  or

operations.   Based upon reasonable inquiry, Mountaineer  has  no

knowledge of any facts which would suggest that any such contract may be cancelled.

     (b)  Each contract required to be disclosed pursuant to this

Section is a valid and binding agreement of Mountaineer and is in

full  force  and  effect,  and  enforceable  by  Mountaineer   in

accordance with its terms, except to the extent such contract has expired by its own terms without penalty, and none of Mountaineer or,  to the knowledge of Mountaineer, any other party thereto  is in  default or breach under the terms of any such contracts  and,

to  the  knowledge  of Mountaineer, no event or circumstance  has occurred  that,  with  notice or lapse of  time  or  both,  would constitute  any event of default thereunder other  than  in  each

case   defaults  or  breaches  which,  individually  or  in   the

aggregate,  could not adversely impair Mountaineer's business  or operations.

4.11 Rights-of-Way and Real Property

      (a)   Schedule 4.11(a) of the Seller's Disclosure  Schedule

contains a complete and correct legal description of all the real property (other than rights-of-way and oil and gas leases) owned directly or indirectly, by Mountaineer and its Subsidiaries,

necessary  for  the  conduct of, or otherwise  material  to,  the business  of Mountaineer and its Subsidiaries as it is  currently

conducted  (the  "Owned  Real Property").   Mountaineer  and  its

Subsidiaries have good, marketable and insurable fee simple title to  the  Owned Real Property, free and clear of all  liens  other than Permitted Liens.  The current use and operation of the Owned

Real Property does not violate any instrument of record affecting

the   Owned   Real  Property.   To  the  best  of  Sellers'   and

Mountaineer's knowledge, except as set forth in Schedule 4.11(a),

no  Owned Real Property is located in a special flood hazard area designated  by  any state or federal authority.  The  Owned  Real

Property  is  in  compliance  with all  Laws  and  all  licenses,

building  permits, certificates of occupancy and other  approvals and authorizations required by governmental authorities.

      (b)   Schedule 4.11(b) of the Seller's Disclosure  Schedule

contains  a  complete  and  correct  list  of  all  interests  of

Mountaineer  Gas  and  its Subsidiaries  in  real  property  (the

"Leased  Real  Property") pursuant to leases, licenses  or  other occupancy or use agreements (collectively, the "Leases"),  except that such Schedule excludes rights of way and oil and gas leases.

Mountaineer  Gas  and  its  Subsidiaries  have  good,  valid  and marketable  title  to, and is in peaceful undisturbed  possession of,  the  leasehold estates created under the  Leases,  free  and clear  of all liens other than Permitted Liens.  Mountaineer  has previously  allowed Buyer to examine true, correct  and  complete

copies   of   the  Leases,  together  with  all  amendments   and

modifications  thereof and supplements thereto.   Except  as  set

forth  on  Schedule 4.11(b) of the Seller's Disclosure  Schedule,

(i) each of the Leases is valid and binding and in full force and

effect   and  (ii)  neither  Mountaineer  Gas  nor  any  of   its

Subsidiaries is in default under any Lease.  Each of  the  Leases

either   (x)  may  be  assigned  by  Mountaineer  Gas   and   its

Subsidiaries without the consent or approval of any other person or entity, or (y) if any such consent or approval shall be required,  such  consent or approval shall be obtained  prior  to

Closing.

     (c)  Neither Mountaineer Gas nor any of its Subsidiaries has

any  interest in real property except the Owned Real Property and the Leased Real Property.

     (d)  For purposes of this Agreement, "Permitted Liens" shall mean (i) liens for taxes or assessments not yet delinquent or, if delinquent,  that  are  being contested  in  good  faith  in  the ordinary  course  of  business, (ii)  materialman's,  mechanic's,

repairman's,  employee's,  contractor's,  operator's  and   other

similar liens or charges arising in the course of business (x) if they have not been filed pursuant to law, (y) if filed, they have not  yet  become due and payable or payment is being withheld  as provided  by law, or (z) if their validity is being contested  in good  faith by appropriate action and (iii) that certain deed  of trust on Mountaineer Gas' office in Elkins, West Virginia.

      (e)  Except as set forth on Schedule 4.11(e), there are  no

pending,   and  Seller  has  no  knowledge  of  any   threatened,

condemnation proceeding or similar proceeding affecting any Owned

Real Property.

     (f)  Except as set forth on Schedule 4.11 (f), no Person has any  option,  right  to acquire any portion  of  the  Owned  Real

Property  or any interest therein, or a right of first  offer  or right  of  refusal to do so (whether exercisable now or upon  any subsequent  resale  of  any Owned Real Property  or  any  portion thereof).

     (g)  No casualty has occurred with respect to any Owned Real

Property  within the last 24 months which has not been materially restored or repaired.

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

      (h)  Neither Mountaineer Gas nor any of its Subsidiaries is

a  "foreign  person" as defined in Section 1445 of  the  Internal

Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

4.12 Employment Agreements and Benefits, Etc.

     (a)  Employment Agreements

       The  Seller's  Disclosure  Schedule  lists  all  currently

effective   employment,   management,   consultant   or   similar

agreements  and  all  currently  effective  labor  contracts  and collective  bargaining  agreements  heretofore  entered  into  by

Mountaineer  with respect to its business.  Except  as  disclosed therein,  Mountaineer  has no employment, management,  severance,

consultant or other similar agreement with any Employees.

     (b)  Employee Relations

      There  are  not  occurring any slow  downs,  pickets,  work stoppages,  labor  strikes or disputes, walk-outs,  lock-outs  or other  similar  disruptive labor activities on the  part  of  the

Employees.   To  Mountaineer's knowledge,  no  grievance,  unfair

labor  practice charge or any arbitration proceeding  exists,  is pending or is threatened on the date hereof, nor does Mountaineer have  any knowledge of any organized effort presently being  made or  threatened  by or on behalf of any labor union  to  represent

Mountaineer's   employees   except  under   existing   collective

bargaining agreements.

     (c)  Employment Benefit Plans

     As applicable to Mountaineer

      (i)   All  Benefit Plans are listed in Seller's  Disclosure

Schedule.   True  and complete copies of all such Benefit  Plans,

including,  but  not  limited  to,  any  trust  instruments   and

insurance contracts forming a part of any Benefit Plans, and  all amendments thereto have been provided or made available to Buyer.

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

      (ii)  All  Benefit Plans covering Employees, to the  extent subject to ERISA, are in substantial compliance with ERISA.  Each

Benefit  Plan which is an "employee pension benefit plan"  within the  meaning of Section 3(2) of ERISA ("Pension Plan") and  which is  intended to be qualified under Section 401 (a) of  the  Code,

has  received a favorable determination letter from the  Internal

Revenue Service with respect to "TRA" (as defined in Section 1 of

Rev.   Proc.  93-39),  and  Mountaineer  is  not  aware  of   any

circumstances  likely  to  result  in  revocation  of  any   such

favorable determination letter.  There is no material pending or,

to  the  knowledge of Mountaineer, threatened litigation relating to  the  Benefit Plans.  Neither Mountaineer Gas nor any  of  its

Subsidiaries  has engaged in a transaction with  respect  to  any

Benefit   Plan  that,  assuming  the  taxable  period   of   such

transaction  expired  as  of  the  date  hereof,  could   subject

Mountaineer to a tax or penalty imposed by either Section 4975 of the  Code or Section 502(i) of ERISA in an amount which would  be material.

      (iii)     No liability under Subtitle C or D of Title IV of

ERISA has been or is expected to be incurred by Mountaineer  with respect  to  any  ongoing, frozen or terminated  "single-employer plan",  within  the  meaning of Section 4001  (a)(15)  of  ERISA,

currently  or formerly maintained by any of them, or the  single-

employer plan of any entity which is considered one employer with the Seller under Section 4001 of ERISA or Section 414 of the Code

(an  "ERISA  Affiliate").  Neither Mountaineer Gas,  any  of  its

Subsidiaries nor any ERISA Affiliate has contributed to a "multi-

employer plan", within the meaning of Section 3(37) of ERISA,  at

any  time  on  or  after  September 26, 1980.   No  notice  of  a

"reportable event", within the meaning of Section 4043  of  ERISA for  which the 30-day reporting requirement has not been  waived,

has  been  required to be filed for any Pension Plan  or  by  any

ERISA  Affiliate within the 12-month period ending  on  the  date hereof  (or will be required to be filed in connection  with  the transactions contemplated by this Agreement).

      (iv)  All contributions required to be made under the terms of  any Benefit Plan have been timely made or have been reflected on  the  Base  Financial  Statements or  the  November  Financial

Statements.   Neither  any Pension Plan nor any  single  employer

plan   of   an  ERISA  Affiliate  has  an  "accumulated   funding

deficiency" (whether or not waived) within the meaning of Section

412  of  the Code or Section 302 of ERISA and no ERISA  Affiliate

has an outstanding funding waiver.  Mountaineer has not provided,

nor  is required to provide, security to any Pension Plan  or  to any  single-employer  plan  of  an ERISA  Affiliate  pursuant  to

Section 401 (a)(29) of the Code.

     (v)  Under each Pension Plan which is a single-employer plan and which is subject to Title IV or ERISA, as of the July 1, 1998

Actuarial  Valuation  Report  prepared  by  William  M.   Mercer,

Incorporated,  the  present value of all "benefits  liabilities",

within  the  meaning of Section 4001 (a)(16) of  ERISA,  did  not exceed the then current value of the assets of such Plan by  more than  $6  Million Dollars, and there has been no material adverse change in the financial condition of such Plan subsequent to such report.

      (vi)  Mountaineer provides the medical and  life  insurance benefits to retirees set forth on Seller's Disclosure Schedule.

      (vii)      Neither the execution of this Agreement nor  the

consummation  of the transactions contemplated by this  Agreement will  (w)  entitle any Employees to severance pay or any increase in  severance pay upon any termination of employment prior to  or after  the  date hereof, (x) accelerate the time  of  payment  or vesting  or  trigger  any payment or funding (through  a  grantor trust  or  otherwise) of compensation or benefits under, increase the  amount  payable or trigger any other material obligation  to

any   Employee  under  any  of  the  Benefit  Plans,  (y)   cause

Mountaineer  or  any  of its Subsidiaries  to  record  additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z)

result  in any payments to any Employee under any of the  Benefit

Plans  which  would  not be deductible under  Section  162(m)  or

Section 280G of the Code.

4.13 Insurance

           The  Seller's Disclosure Schedule contains a true  and

accurate  summary  of  the insurance coverage  of  the  property,

assets  or  business  liabilities  of  Mountaineer  as  a   whole

specifying with respect to each such type of coverage,  the  term of  the policies or bonds, the limits and layers of liability and the  annual premiums, and (ii) lists any agreements, arrangements or  commitments  under  which Mountaineer indemnifies  any  other

Person  or is required to carry insurance for the benefit of  any other  Person  in  an  amount  in excess  of  $1,000,000  in  the

aggregate.   The  policies  and  bonds  summarized  in   Seller's

Disclosure  Schedule are in full force and effect,  all  premiums due and payable thereon have been paid, no notice of cancellation or termination has been received with respect to any cash policy,

and  the Sellers and Mountaineer have complied with such policies and bonds.  Such policies and bonds will remain in full force and effect  through  the respective dates set forth in  the  Seller's

Disclosure  Schedule without the payment of additional  premiums,

except  in the ordinary course of business, and will not  in  any way  be  affected  by,  terminate, or  lapse  by  reason  of  the transactions  contemplated  by this Agreement  or  any  Ancillary

Agreement.

4.14 Intellectual Property

      (a)   Mapcom  Systems, Inc., a wholly-owned  subsidiary  of

Mountaineer  Gas,  owns (free and clear of  any  and  all  liens,

claims  or  encumbrances), or is licensed or otherwise  possesses sufficient  legally enforceable rights to use,  the  Intellectual

Property.   The  Intellectual  Property  is  sufficient  for  the

continued conduct of Mountaineer's business after the Closing  in substantially the same manner as conducted prior to the Closing.

      (b)   To Mountaineer's knowledge, Mountaineer's use of  the

Intellectual Property does not conflict with, infringe  upon,  or violate  any  intellectual property right of  any  other  person.

Mountaineer has not received written notice of any material claim that any Intellectual Property Right is invalid or conflicts with the asserted right of any other person.

4.15 Litigation; Claims; Citations

      (a)   The  Seller's Disclosure Schedule lists all  material

actions,  suits,  workers  compensation  claims,  proceedings  or governmental  investigations pending,  or  to  the  knowledge  of

Mountaineer,   threatened  in  writing   against   or   affecting

Mountaineer's  business  or its assets.   None  of  Mountaineer's

assets   is   subject  to  any  order,  writ,  judgment,   award,

injunction,   or  decree  of  any  governmental   or   regulatory

authority,  any court of competent jurisdiction or any arbitrator or arbitrators.

      (b)   To  Mountaineer's knowledge, no citations,  fines  or

penalties  have been assessed, threatened or asserted against  in connection with the conduct of Mountaineer's business  under  any

Environmental Law which have not been fully resolved  as  of  the date of this Agreement.

       (c)    There   are  no  actions,  suits,  proceedings   or

governmental  investigations pending or  threatened  against  any

Seller, Mountaineer or any of their respective Subsidiaries  that challenge  the  validity  of  this  Agreement  or  any  Ancillary

Agreement  or seek to enjoin or otherwise prohibit or  limit  the transactions contemplated herein or therein.

4.16 Brokers

       All  negotiations  relating  to  this  Agreement  and  the transactions contemplated hereby

have  been  carried out without the intervention  of  any  person acting  on behalf of the Seller or any of its affiliates in  such manner  as to give rise to any valid claim against the Buyer  for any broker's or finder's commission, fee or similar compensation.

4.17 Property and Assets

            Mountaineer's  buildings,  plants,  structures,   and

equipment are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or  cost.

Mountaineer's  property (real and personal) and assets  (tangible and  intangible)  are  sufficient for the  continued  conduct  of

Mountaineer's  businesses after the Closing in substantially  the same manner as conducted prior to the Closing.

4.18 Material Facts

      No representation or warranty by Sellers or Mountaineer  in this  Agreement,  any Ancillary Agreement, or  any  statement  or certificate furnished or to be furnished to the Buyer by  Sellers or  Mountaineer  pursuant  to  this Agreement  or  any  Ancillary

Agreement,  or  in connection with the transactions  contemplated hereby,  contains  or  will contain any  untrue  statement  of  a material  fact,  or omits or will omit to state a  material  fact necessary to make the statements contained therein not materially misleading.

4.19 Y2K (Year 2000)

      Mountaineer  has initiated a review and assessment  of  the

Year  2000 Problem, has developed a plan for addressing the  Year

2000  Problem on a timely basis and has to date implemented  such plan,  except  where  Mountaineer's  failure  to  do  so  is  not reasonably  likely to adversely impair Mountaineer's business  or operations.  To the knowledge of Mountaineer, none of the system-

critical assets or equipment owned or utilized by Mountaineer  in its  business will fail to perform because of, or due in any  way to,  a  Year  2000 Problem.  To the knowledge of Mountaineer,  no vendor,  supplier  or customer of Mountaineer will  experience  a

Year  2000 Problem that, individually or in the aggregate,  could reasonably be expected to adversely impair Mountaineer's business or operations.

4.20 Financial Statements.

      Each  of  the  Base Financial Statements and  the  November

Financial Statements fairly presents the financial condition  and the  results of operations, changes in stockholders' equity,  and cash  flow of Mountaineer as of the respective dates of  and  for the  periods referred to in such respective financial statements,

all  in accordance with GAAP consistently applied throughout  the periods  involved.  No financial statements of any  Person  other than the entities specified in the Base Financial Statements  and the  November  Financial Statements are required by  GAAP  to  be included in the consolidated financial statements of Mountaineer.

4.21 Taxes

      (a)   All Tax Returns that are required to be filed  on  or

before   the   Closing  Date  (taking  into  account   applicable

extensions)  by or with respect to the Seller's Group,  including

Mountaineer have been filed;

     (b)  All Taxes of the Seller's Group and of Mountaineer that are due and payable have been timely paid, other than Taxes which are  not yet due or which, if due, are not delinquent, are  being contested in good faith, or have not been finally determined  and for which appropriate reserves therefore have been established;

      (c)  There are no pending or, to the knowledge of Seller or

Mountaineer, threatened actions or proceedings for the assessment or collection of Taxes against Mountaineer;

      (d)   All  Taxes required to be withheld from  payments  to

employees  have  been  withheld and paid  to  the  proper  taxing authority in a timely fashion;

      (e)   To the knowledge of Sellers or Mountaineer, no taxing

authorities  are  presently  conducting  any  audits   or   other

examinations  of  any Tax Returns referred to in  clause  (a)  or

Taxes referred to in clause (b);

      (f)   There  are no liens for unpaid Taxes on Mountaineer's

assets.

      (g)   No waivers of statutes of limitations have been given

by or requested with respect to any Taxes of the Seller's Group;

      (h)   No tax is required to be withheld pursuant to Section

1445 of the Code as a result of the transfer contemplated by this

Agreement.

4.22      Conduct of Business

     The Sellers and their respective Subsidiaries are engaged in the  gas  utility  business in the State of  West  Virginia  only through  Mountaineer, and neither the Sellers, nor any  of  their respective  Subsidiaries conducts any operation associated  with,

or owns any assets or properties used in, or holds any permits or licenses used in, the gas utility business in the state  of  West

Virginia.   Mountaineer Gas is not, nor (to  Seller's  knowledge)

has  been,  engaged in any material business other than  the  gas utility  business in the State of West Virginia or  owns  or  has owned  any  material assets or properties which are used  in  any business other than the gas utility business in the State of West

Virginia.

4.23      Customers

      Since  June  30, 1999, to ECA's knowledge, no  customer  of

Mountaineer accounting for 2% or more of the consolidated  annual revenue  of Mountaineer has canceled or otherwise terminated  its relationship  with  Mountaineer and there has  been  no  material adverse  change in the business relationship of Mountaineer  with any  such  customer, as the case may be.  To ECA's knowledge,  no such  customer  intends  to  cancel or  otherwise  terminate  its relationship  with  Mountaineer or to decrease significantly  its purchases of natural gas from Mountaineer.

4.24      Affiliate Interests

       (a)       Neither ECA, any of ECA's Affiliates  (excluding

Mountaineer)  nor  to  the  knowledge of  ECA  (after  reasonable investigation) any director or officer or employee of ECA or  any of  ECA's Affiliates (including Mountaineer) (i) has any interest in  any  property, real or personal, tangible or  intangible,  of

Mountaineer,  except for interests with a value  of  not  greater than  $200,000 in the aggregate, (ii) has any cause of action  or other  claim  whatsoever against Mountaineer  or  its  assets  or properties, or owes any amount to, or is owed any amount by,  any of  them,  except for claims and indebtedness not  in  excess  of

$200,000  in the aggregate or (iii) owns, directly or indirectly,

any  debt,  equity or other interest or investment in any  person

which   is   a   competitor,  lessor,  lessee,  or  supplier   of

Mountaineer,  except securities of any publicly-held  corporation which  do  not exceed 1% of the outstanding voting securities  of such corporation.

      (b)   There  are no agreements, indebtedness, arrangements,

understandings,  obligations  or  other  rights  or   obligations

between  Mountaineer,  on the one hand, and  ECA,  any  of  ECA's

Affiliates  (excluding Mountaineer), or to the knowledge  of  ECA

(after  reasonable  investigation) any  director  or  officer  or

employee   of   ECA   or  any  of  ECA's  Affiliates   (including

Mountaineer),   on   the  other  hand,  other  than   agreements,

indebtedness, arrangements, understandings, obligations and other rights which will not survive the Closing.

4.25      Personal Property Leases

      (a)   Seller's Disclosure Schedule sets forth  a  true  and

complete list of all of the leases of personal property to  which

Mountaineer is a party which provides for payments in  excess  of

$2,000,000  per  year  (collectively, the  "Mountaineer  Personal

Property  Leases").   ECA  has caused to  be  delivered  or  made

available  to Buyer a true and complete copy of each  Mountaineer

Personal Property Lease.

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     (b)   Except  as set forth in Seller's Disclosure  Schedule,

(i)  each  Mountaineer Personal Property Lease  is  a  valid  and binding  obligation  of  each party thereto  and  is  enforceable against each such party in accordance with its terms, (ii)  there is  no default or claim of default under any Mountaineer Personal

Property  Lease, and (iii) no event has occurred that,  with  the passage of time or the giving of notice or both, would constitute a  default  by  any  party to any Mountaineer  Personal  Property

Lease, or would permit unilateral modification, acceleration,  or termination of any Mountaineer Personal Property Lease.

                        34

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     ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller that as  of the date hereof and as of the Closing Date:

5.01 Corporate Status and Authority

      The Buyer is a corporation duly organized, validly existing in Maryland and in good

standing under the laws of the State of West Virginia.  Buyer has all  requisite  corporate power and authority and has  taken  all corporate  action necessary in order to execute and deliver  this

Agreement and the Ancillary Agreements, and subject only  to  the governmental  authorizations specified  in  Section  7.03(a),  to perform its obligations hereunder.

5.02 Duly Executed

      This  Agreement and each Ancillary Agreement has been  duly executed  and  delivered  on behalf of  the  Buyer  thereto  and,

subject  only to the governmental authorization specified  to  in

Section  7.03(a) hereof, constitutes a legal, valid  and  binding obligation of the Buyer enforceable in accordance with its terms.

5.03 [RESERVED]

5.04 Power; Governmental Consent

      Subject  to  the  obtaining of any  governmental  approvals necessary  for  the Agreement, and the Ancillary  Agreements,  as

more  fully explained under Section 7.03(a), no consent,  waiver,

approval  or  authorization  of or  designation,  declaration  or filing  with any governmental authority is or has, been  required on  the  part  of the Buyer in connection with the execution  and delivery  of this Agreement and each Ancillary Agreement  or  the consummation of the transactions contemplated hereby.

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5.05 Brokers

       All  negotiations  relating  to  this  Agreement  and  the transactions  contemplated hereby have been carried  out  without the  intervention of any person acting on behalf of the Buyer  in such manner as to give rise to any valid claim against the Seller

or   any   of  its  affiliates  for  any  brokerage  or  finder's

commission, fee or similar compensation.

5.06 Litigation

      There  are  no actions, suits, proceedings or  governmental investigations  pending,  or  to  the  knowledge  of  the  Buyer,

threatened  against  the Buyer or any of  its  subsidiaries  that challenge  the  validity  of  this  Agreement  or  any  Ancillary

Agreement  or seek to enjoin or otherwise prohibit or  limit  the transactions contemplated herein or therein.

5.07 Noncontravention

     The  execution,  delivery and performance of this  Agreement and  the  Ancillary Agreements by Buyer, and the consummation  by the  Buyer of the transactions contemplated in this Agreement and therein,  do  not and will not (a) violate or conflict  with,  or constitute  a default under, any provision of the certificate  of incorporation,  by-laws  or comparable governing  instruments  of

Buyer,  (b)  violate  any provision of, or  constitute  (or  with notice  or  lapse  of  time or both would constitute)  a  default

under,   or  accelerate  or  permit  the  acceleration   of   the

performance required by, any Contract to which Buyer is  a  party or  by  which any of them or any of its assets or properties  are

bound   or   subject   (collectively,  the  "Buyer   Contracts"),

(c)  entitle any party to cancel or terminate, or result  in  any change  in  the  rights or obligations of  any  party  under,  or require  a consent or waiver by any party to, any Buyer Contract,

(d)  result in the creation of a lien, pledge, security interest,

voting  trust arrangement, charge, option, restriction, claim  or other  encumbrance on the equity securities, ownership  interests or  on  the assets of Buyer, (e) violate any Law by which  or  to

                         36

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which  any  of its assets or properties are bound or subject,  or

(f)   result   in  the  loss  or  impairment  of  any   approval,

authorization, comment, license, franchise, order or permit of or by, or filing with a Person of or benefiting Buyer; except (i) in the  case  of clauses (b), (d), (e) and (f) of this Section,  for such  violations, defaults, accelerations, losses or  impairments as, when taken together with all other such violations, defaults,

accelerations, losses and impairments, could not adversely impair

Buyer's business or operations.

                        37

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      ARTICLE VI - ASSUMPTION OF LIABILITIES, SURVIVAL AND

                         INDEMNIFICATION

6.01 The Buyer's Assumption of Liabilities

     Buyer shall, from and after the Closing Date, indemnify  and hold  Seller  harmless  against all obligations  of  Mountaineer;

provided that Buyer shall have no obligation hereunder in respect of  any  Losses for which ECA is otherwise obligated to indemnify any Buyer Indemnified Party pursuant to Section 6.04..

6.02 Survival  of  Representations,  Warranties,  Covenants   and

     Agreements; Knowledge of Breach.

     Notwithstanding   any   otherwise  applicable   statute   of

limitations,  the  representations  and  warranties  included  or provided  for  in this Agreement shall survive the Closing  until eighteen  month after the Closing Date; provided,  however,  that

(i)    any   representations   and   warranties   contained    in

Sections 4.08(c), 4.12 and 4.21 hereof shall survive the  Closing until  the  expiration of the applicable statute  of  limitations

(including  any  waivers or extensions thereof) with  respect  to

such   matters;  and  (ii)  the  representations  and  warranties contained in Sections 4.01, 4.02, 4.03, 4.04, 5.01 and 5.02 shall survive the Closing for a period of 10 years.  The covenants  and agreements contained in this Agreement shall survive the  Closing until  the  date or dates specified therein or the expiration  of the  applicable statute of limitations (including any waivers  or extensions  thereof) with respect to such matters,  whichever  is

later.   Except with respect to the representations,  warranties,

covenants and agreements contained in Articles II and XI,  in  no event  shall  Buyer be liable to the ECA Indemnified Parties  (as hereinafter  defined) or ECA be liable to the  Buyer  Indemnified

Parties  (as  hereinafter defined), as the case may be,  for  any

breach   of   the  representations,  warranties,  covenants   and

agreements included or provided for herein or in any schedule  or

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certificate  or  other  document  delivered  pursuant   to   this

Agreement,  unless  and until all claims for  which  damages  are recoverable hereunder by Buyer or ECA, as the case may be, exceed

$5,000,000 in the aggregate, in which case Buyer or ECA,  as  the case may be, shall be entitled to recover $2,500,000 and all such damages  in  excess  of $5,000,000; provided, however,  that  for purposes  of  calculating the amount of claims for which  damages are  recoverable hereunder by Buyer or ECA, as the case  may  be,

the  representations and warranties shall be  deemed  not  to  be modified  by  any materiality standard, materiality exception  or materiality qualification using the phrases "material," "Material

Adverse Effect" or similar terminology.

6.03 Indemnification by Buyer

     For the period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified  in

Section  6.02, Buyer shall, subject to the limitations set  forth in  Section 6.02, indemnify, defend and hold harmless ECA and its

Affiliates, and its and their directors, officers, employees  and shareholders,  attorneys, accountants and  agents  (collectively,

the  "Seller Indemnified Parties") against and in respect of  all losses,  damages,  liabilities,  costs  and  expenses  (including

reasonable   attorneys'  fees  and  disbursements   incurred   in

investigating, preparing or defending any claims covered  hereby)

(collectively, "Losses") sustained or incurred arising out of any breaches  of  Buyer's representations, warranties, covenants  and

agreements   set   forth   in   this   Agreement   (other    than

representations, warranties, covenants and agreements  set  forth in  Article  XI,  as to which the indemnification provisions  set forth in Article XI shall govern).

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6.04 Indemnification by ECA

     (a)   For  the  period commencing on the  Closing  Date  and

ending,  as  the case may be, upon the expiration of the  periods specified  in Section 6.02, ECA shall, subject to the limitations set  forth  in Section 6.02, indemnify, defend and hold  harmless

Buyer   and   its  Affiliates,  including,  after  the   Closing,

Mountaineer  Gas  and  its  Subsidiaries,  and  its   and   their

respective    directors,   officers,   employees,   shareholders,

attorneys,  accountants  and  agents  (collectively,  the  "Buyer

Indemnified  Parties")  against and  in  respect  of  all  Losses sustained or incurred arising out of any breaches of the Sellers'

representations, warranties, covenants and agreements  set  forth

in   this  Agreement  (other  than  representations,  warranties,

covenants and agreements set forth in Article XI, as to which the indemnification provisions set forth in Article XI shall govern).

     (b)   Any  payments pursuant to this Section 6.04 or Article

XI  shall  be treated as an adjustment to the Purchase Price  for all Tax purposes.

6.05 Other Limitations

     No claim for indemnification pursuant to this Article VI may be  brought  with  respect  to  a  breach  of  a  representation,

warranty,  covenant or agreement after the applicable  expiration date set forth in Section 6.02.

6.06 Notice and Payment of Claims

     (a)  Notice

     An  Indemnified  Party shall notify the  Indemnifying  Party within  a  reasonable period of time after it  becomes  aware  of facts  tending to support a claim for indemnification under  this

Article  VI, and shall provide the Indemnifying Party as soon  as

practicable   thereafter   all  information   and   documentation

necessary  to  support and verify any Loss associated  with  such
claim.   The  failure by an Indemnified Party so  to  notify  the

Indemnifying  Party shall not relieve the Indemnifying  Party  of any  liability that it may have to any Indemnified Party,  except to  the  extent that the Indemnifying Party demonstrates that  it has  been prejudiced by the Indemnified Party's failure  to  give such  notice  in  a  timely  manner or failure  to  provide  such information or documentation, as the case may be.

     (b)  Payment

     In   the  event  a  claim  for  indemnification  under  this

Article VI shall have been finally determined, the amount of  the related  Loss  shall  be paid by the Indemnifying  Party  to  the

Indemnified  Party, in immediately available  funds,  within  two

Business Days after such final determination.

     (c)  Third Party Claims

          In the event that an Indemnifying Party may be required

to  indemnify  an Indemnified Party against any  claim  or  legal action made or brought by a third party, indemnification shall be provided in accordance with the following procedures:

          (i)  Upon receipt by an Indemnified Party of notice  of

the  commencement of any action by a third party (a "Third  Party

Claim")  against it, such Indemnified Party shall, if a claim  is to  be made against an Indemnifying Party under this Article  VI,

give notice to the Indemnifying Party of the commencement of such

Third  Party Claim as soon as practicable, but in no event  later than  thirty calendar days after the Indemnified Party shall have been  served  with  process, but the failure  so  to  notify  the

Indemnifying  Party shall not relieve the Indemnifying  Party  of any  liability that it may have to any Indemnified Party,  except to  the extent that the Indemnifying Party demonstrates that  its defense  of  such  Third Party Claim has been prejudiced  by  the

Indemnified  Party's  failure to give such  notice  in  a  timely manner.

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          (ii)  If  a  Third  Party Claim is brought  against  an

Indemnified Party and proper notice of the commencement  of  such

Third  Party  Claim  is provided to the Indemnifying  Party,  the

Indemnifying  Party will be entitled, to the extent permitted  by applicable law, to participate in the defense of such Third Party

Claim  and, to the extent that the Indemnifying Party wishes,  to assume  the  defense  of  such Third  Party  Claim  with  counsel satisfactory to the Indemnified Party.  Following notice from the

Indemnifying  Party to the Indemnified Party of its  election  to assume  the  defense of such Third Party Claim, the  Indemnifying

Party  shall  not,  as long as the Indemnifying  Party  zealously conducts  such defense, be liable to the Indemnified Party  under this  Article  VI  for  any fees of other counsel  or  any  other expenses  with respect to the defense of such Third Party  Claim,

in  each  case subsequently incurred by the Indemnified Party  in connection with the defense of such Third Party Claim.

          (iii)     If the Indemnifying Party assumes the defense

of  a  Third Party Claim, (A) it will be conclusively established for  purposes of this Agreement that the claims made in the Third

Party   Claim   are   within  the  scope  of   and   subject   to

indemnification  under  this Article VI,  (B)  no  compromise  or settlement  of  such  Third Party Claim may be  effected  by  the

Indemnifying Party without the Indemnified Party's consent unless

(I)  there is no finding or admission of any violation  of  laws,

statutes,  regulations or any violation  of  the  rights  of  any

Person,  and  (II)  the sole relief provided is monetary  damages that are paid in full by the Indemnifying Party.

          (iv)  In  the event that the Indemnifying Party  timely

defends,  contests  or otherwise protects the  Indemnified  Party against  an action by a third party, the Indemnified Party  shall nevertheless  have the right to, but shall not be  obligated  to,

participate at its own expense in the defense of the action by  a third party with counsel of its own choosing.

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          (v)    In  the  event  the  Indemnifying  Party   fails

zealously  to  defend, contest or otherwise protect  against  any action by a third party in a timely matter, the Indemnified Party may,  but shall not be obligated to, defend, contest or otherwise protect  against the same, and make any compromise or  settlement thereof  and shall be entitled to recover the entire cost thereof from  the  Indemnifying  Party, including  reasonable  attorneys'

fees,  disbursements and all amounts paid as  a  result  of  such claim  or suit or the compromise or settlement thereof; provided,

however,  that if the Indemnifying Party subsequently  undertakes the  defense of such matter, the Indemnified Party shall  not  be entitled  to  recover  from  the  Indemnifying  Party  its  costs thereafter  incurred  in  the  defense  thereof  other  than  the reasonable  cost  of investigation undertaken by the  Indemnified

Party and reasonable cost of providing assistance.

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   ARTICLE VII - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES

7.01 Obligations of the Seller

     (a)  Conduct of Mountaineer business, Etc.

           Except as permitted by this Agreement and any  of  the

Ancillary  Agreements  and  except as  the  Buyer  may  otherwise consent in writing, during the Interim Period the Seller shall:

           (i)  carry  on Mountaineer's business in the  ordinary

course, in substantially the same manner in which it is presently being  conducted, and to the extent consistent with such business and  with  Mountaineer's employment policies and  practices,  use

reasonable   best  efforts  to  preserve  the  present   business

organization,  keep available the services of  the  Employees  on terms  and conditions no less favorable to Mountaineer than those on  which such employees are presently employed, and preserve its relationship with customers, suppliers and others having business dealings with Mountaineer;

           (ii)  to the extent within the control of Mountaineer,

maintain  all  of Mountaineer's existing Permits  and  all  other

Permits required for Mountaineer to carry on its business as  set forth in clause (i) above;

           (iii)      maintain Mountaineer's assets in accordance

with its normal repair and maintenance practices,

           (iv)  not enter into or amend in any material  respect

(A)  any  bonus,  incentive compensation, deferred  compensation,

profit  sharing,  retirement,  pension,  group  insurance,  death benefit  or  other  fringe  benefit  plan,  trust  agreement,  or arrangement  applicable to the Employees or (B) any compensation,

severance  or consulting agreement with any such Employee,  other than in the ordinary and usual course of business consistent with past practice or as required by law;

                         44

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           (v)   refrain  from  disposing,  leasing,  making  any

contract,   or   subject  to  lien  any   material   portion   of

Mountaineer's assets;

           (vi) maintain the insurance coverage shown on Seller's

Disclosure Schedule;

            (vii)      to  the  extent  within  the  control   of

Mountaineer, refrain from doing any act or omitting to do any act that  is  (A) reasonably likely to cause a breach of any contract

or   material  Permit  held  by  Mountaineer,  or  (B)  which  is reasonably  likely  to  cause  any  of  the  representations  and warranties of the Seller or Mountaineer contained herein  not  to be true and correct in any material respect;

           (viii)    advise and consult with the Buyer in advance

of  any  material  actions (including, without  limitation,  rate filings) to be taken with respect to regulatory matters or  other contested matters;

          (ix) not make or authorize (A) any capital expenditures

which  individually  are  in  excess  of  $600,000  or  (B)   any

commitments  for  expenditures beyond  fiscal  year  2000  which,

individually are in excess of $600,000 (excluding therefrom those arising  as a result of an emergency and necessary to insure  the safety  of  the  public  or  as  may  be  ordered  by  regulatory authorities);

           (x)   use best efforts to comply in all respects  with

all Legal Requirements applicable to Mountaineer;

           (xi)  maintain with respect to Mountaineer's business,

books  of  account and records in the usual, regular and ordinary manner,  on  a  consistent  basis  and  in  accordance  with  all applicable accounting and legal requirements including GAAP;

           (xii)      use  reasonable best efforts to obtain  any

consent  of  third parties necessary to complete the transactions contemplated by this Agreement;

                         45

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          (xiii)    except (A) as permitted by this Agreement, or

(B) as required by applicable

Legal  Requirements,  not (I) enter into  any  material  contract relating to Mountaineer's business or assets, (II) modify, amend,

or   terminate  any  material  contract,  (III)  waive,  release,

relinquish  or  assign  any material contract,  right  or  claim,

provided  that,  in  each case, Mountaineer may  do  any  of  the foregoing in the ordinary course of business consistent with past practice;

          (xiv)     not knowingly acknowledge the validity of any

material  claim asserted against the Seller or Mountaineer  by  a third party adverse to the interests of the Seller or Mountaineer with  respect  to  the  Shares or Mountaineer's  business  unless required  by applicable Legal Requirements or settle any material claim relating thereto;

           (xv) maintain and administer the employee benefits  in

the  ordinary and usual course of business consistent  with  past practices, including but not limited to complying with all  Legal

Requirements related to the Plans;

          (xvii)     refrain  from incurring  any  liability  for

borrowed money, mortgage, pledge or encumber any of Mountaineer's assets,  enter into any agreements relating to the incurrence  of additional  debt, except in the ordinary course of  business,  or alter terms or extend the maturity of any existing indebtedness;

     (b)  Access and Information

           During the Interim Period and after the Closing  Date,

the  Seller  shall (i) give, or shall cause to be given,  to  the

Buyer  and its employees, agents and representatives full  access at  all reasonable times to specified officers of Mountaineer and to  the portions of the Sellers' and Mountaineer's financial  and operating  data, properties, books, files, records, and  property records  of  the Seller or Mountaineer relating to  Mountaineer's assets  and  business  and will furnish  or  shall  cause  to  be

furnished,   all   information   and   documents   relating    to

Mountaineer's business as the Buyer may reasonably request,  (ii)

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permit  the  Buyer  to  contact and meet with  the  employees  of

Mountaineer  and others having business relations with  such,  at such  place  or places and at such times as reasonably designated by  the Buyer and acceptable to the Seller, and (iii) allow Buyer to  conduct environmental assessments of Mountaineer's properties provided,  that  such investigation shall not  interfere  in  any material  respect  with Mountaineer's business, or  relationships with  Employees,  and provided further, that  such  investigation shall not affect the representations and warranties hereunder  of the Seller or Mountaineer.  The Seller shall permit the Buyer  to

make   copies  of  such  information  relating  to  Mountaineer's business contained in the books, files and records of the  Seller or  Mountaineer and to enter such information as Buyer  may  deem appropriate into Buyer's accounting records.

     (c)  Material Change

           If, during the Interim Period, the Seller shall become

aware  of  the  occurrence,  change  or  event  (other  than  one generally  known  to the public or to those in  the  gas  utility industry  and other than general economic or weather  conditions)

which  is reasonably likely to have a Material Adverse Effect  on

Mountaineer or materially and adversely affect the ability of any

Seller  to  consummate the transaction contemplated  herein,  ECA shall  promptly  advise the Buyer of such occurrence,  change  or event. ECA shall give prompt notice to Buyer of the occurrence or non-occurrence of any fact or event which is reasonably likely to cause  any representation or warranty contained in this Agreement to  be  untrue  or  inaccurate in any  material  respect  or  any covenant, condition or agreement under this Agreement not  to  be complied with or satisfied in any material respect.

                    47

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7.02 Obligations of the Buyer

     (a)  Material Change

           If  during the Interim Period, the Buyer shall  become

aware  of the occurrence of any change in the financial condition of  the  Buyer  and its subsidiaries, taken as a  whole,  or  any development, occurrence or event (other than one generally  known to  the public or known generally to those in the electric or gas utility  industry  and  other than general  economic  or  weather conditions) which is reasonably likely to materially and aversely affect  the  ability of the Buyer to consummate the  transactions contemplated herein, the Buyer shall promptly advise  the  Seller of  such  change, development, occurrence or event.  Buyer  shall give  prompt notice to Seller of the occurrence or non-occurrence of  any  fact  or event which is reasonably likely to  cause  any representation  or  warranty contained in this  Agreement  to  be untrue  or  inaccurate in any material respect or  any  covenant,

condition  or agreement under this Agreement not to  be  complied with or satisfied in any material respect.

     (b)  Other Obligations of the Buyer

          (i)  During the Interim Period and to the extent within

its  control,  the  Buyer shall refrain from  doing  any  act  or omitting to do any act which is reasonably likely to cause any of the  representations and warranties of the Buyer contained herein not to be true and correct in any material respect.

           (ii)  During the Interim Period, the Buyer  shall  use

reasonable  best efforts to obtain any consent of  third  parties necessary  to  complete  the transactions  contemplated  by  this

Agreement.

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7.03 Joint Obligations

     (a)  Regulatory Filings

          The Parties agree to cooperate and diligently prosecute

all  applications for, and use their reasonable efforts  promptly to  obtain,  such approvals or forbearances from  all  applicable

federal,   state   and  local  authorities,  including,   without

limitation,  the West Virginia PSC, the Securities  and  Exchange

Commission,  the  Federal  Trade  Commission,  and   such   other

governmental  authorities as shall be  necessary  to  permit  the consummation  of the transactions contemplated by this  Agreement and the Ancillary Agreements and shall use reasonable efforts  to bring  about the satisfaction as soon as practicable of  all  the conditions contained in Article VIII and otherwise to effect  the

consummation   as   soon  as  practicable  of  the   transactions

contemplated  by  this  Agreement and the  Ancillary  Agreements;

provided,  however,  that nothing in this Section  7.03(a)  shall require,  or  be  construed  to  require  Buyer  or  any  of  its

Affiliates  to proffer to, or agree to sell or hold separate  and agree  to  sell,  before or after the Closing  Date  any  assets,

businesses,  or  interest in any assets or businesses  of  Buyer,

Mountaineer or any of their respective Affiliates (or to  consent to  any sale, or agreement to sell, by Mountaineer of any of  its assets  or  businesses) or to agree to any  material  changes  or

restriction  in  the  operations  of  Mountaineer's   assets   or

businesses.  Subject to applicable Laws relating to the  exchange of  information,  each Party shall have the right  to  review  in advance,  and  to  the extent practicable each will  consult  the other  on,  all  the information relating to such Party  and  its

Affiliates  that  appear  in any filing  made  with,  or  written materials  submitted to, any third party and/or any  Governmental

Entity  in connection with the transactions contemplated by  this

Agreement  and  the  Ancillary  Agreements.   In  exercising  the

foregoing right, each Party shall act reasonably and as  promptly as  practicable.  Each Party shall, upon request  by  the  other,

furnish  the  other with all information concerning  itself,  its

                         49

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Affiliates, directors, officers and stockholders and  such  other matters as may be reasonably necessary or advisable in connection

with  the  applications specified in this Section 7.03(a).   Each

Party  shall  keep  the other apprised of the status  of  matters relating to completion of the transactions contemplated  by  this

Agreement, including promptly furnishing the other with copies of notice or other communications received by such Party, or any  of its  Affiliates,  from  any third party and/or  any  Governmental

Entity  with  respect  to the transactions contemplated  by  this

Agreement and the Ancillary Agreements.

     In the event such authorizations, approvals, orders, permits or  decrees related to this Agreement shall contain any  material condition  or  requirement that would  have  a  Material  Adverse

Effect on the Seller or the Buyer, then such Party shall have the right,  at  its  expense,  to  seek  administrative  or  judicial rehearing  or  review of such authorizations, approvals,  orders,

permits or decrees.  Should either the Seller or the Buyer  elect to seek such administrative or judicial rehearing or review, then the Buyer and the Seller will diligently pursue such rehearing or review and will cooperate with each other in connection with such rehearing or review.

     (b)  Public Disclosure

           During  the Interim Period, neither the Buyer nor  the

Seller  shall make, nor permit any of their respective Affiliates or  representatives  to make, any news release  or  other  public disclosure  pertaining  to  this Agreement  or  the  transactions

contemplated   hereby   without  the   prior   approval,   unless

impracticable to obtain under the circumstances, of the other  as

to   both  form  and  content,  which  approval  shall   not   be

unreasonably  withheld, delayed or conditioned.   Notwithstanding

the  foregoing, either Party may make such news release or  other public  disclosure which, in the opinion of such Party's counsel,

is  required to be made by such Party pursuant to applicable law,

including  the federal securities laws, or as may be required  by any national securities exchange.

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

     (c)  Purchase by Buyer's Subsidiary or Affiliate

           The  parties  acknowledge that Buyer  itself  may  not

purchase  the  Shares, but that a subsidiary or an  Affiliate  of

Buyer  may  purchase the Shares.  It shall be Buyer's  obligation and cost to so establish and/or designate the corporate entity to purchase  the  Shares.  ESC agrees to sell  the  Shares  to  said corporate  entity.  Allegheny Energy, Inc. may assign its  rights and  obligations pursuant to this Agreement to any of its  wholly owned Subsidiaries without the consent of any other party to this

Agreement.   Allegheny Energy, Inc. agrees to  give  the  Sellers

prompt written notice of any such assignment.

     (d)  Further Assurances

           Subject to the terms and conditions of this Agreement,

each of the Parties hereto will use its best efforts to take,  or cause  to  be taken, all action, and to do, or cause to be  done,

all  things necessary, proper or advisable under applicable  laws and  regulations to consummate and make effective the sale of the

Shares  pursuant to this Agreement, including without  limitation using  its  best efforts to ensure satisfaction of the conditions precedent to such party's obligations hereunder.  Neither of  the

Parties  hereto will, without prior written consent of the  other

Party, take or fail to take any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the  transactions contemplated by this Agreement.  From  time  to time  after the date hereof, the Buyer will, at its own  expense,

execute  and deliver such documents to the Seller as  the  Seller may  reasonably  request in order to consummate more  effectively the sale of the Shares pursuant to this Agreement.

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     (e)  Transition Matters

          ECA shall cause Mountaineer to terminate the employment

by  Mountaineer  of  each  of the Mountaineer  employees  in  the following positions: Chief Executive Officer, Strategic  Planning

Executive,  President, Senior Vice President,  Chief  Information

Officer,  Controller/Treasurer, Regulatory Affairs  Manager,  and

Human  Resources Manager (the "Management Employees")  and  shall employ  each such Management Employee on the same terms and  with the  same  salary  and  benefits as applied  to  such  Management

Employee's employment by Mountaineer, in each case as of and with effect from the close of business on the last calendar day  prior to  the  Closing Date.  ECA shall pay all of the costs and assume

liabilities  (including  severance  and  benefits  payments   and

liabilities under state and federal law) in connection with  such terminations  and  employment, shall  hold  Mountaineer  harmless therefrom, and shall comply, and cause Mountaineer to comply with

applicable   law   in  connection  with  such  terminations   and

employment.

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               ARTICLE VIII - CONDITIONS PRECEDENT

8.01 Preamble

      The  respective obligations set forth herein of the  Seller and  the Buyer to consummate the transactions contemplated hereby shall  be  subject to the fulfillment, on or before  the  Closing

Date, of the conditions set forth in Section 8.02, in the case of the  Seller, and of the conditions set forth in Section 8.03,  in the  case of the Buyer.  Any of the following conditions  may  be waived  in  whole or in part by the Party who is to  receive  the benefit of the obligation to be performed.

8.02 Conditions to Obligations of the Seller

     (a)  Representations and Warranties of the Buyer

           The  representations and warranties of  the  Buyer  in

Article  V shall be true and correct when made and shall be  true and  correct  at  and as of the Closing with the same  effect  as though made at and as of the Closing.  The Buyer shall have  duly

performed   and  complied  with  all  agreements  and   covenants

contained herein required to be performed or complied with by  it at or before the Closing.

     (b)  Officer's Certificate

           The  Buyer  shall  have  delivered  to  the  Seller  a

certificate  dated  as  of the Closing Date  and  signed  by  its

Chairman, President or a Vice President as to the fulfillment  of the conditions set forth in Section 8.02 hereof.

     (c)  Opinion of Counsel

           The  Seller shall have received from counsel  for  the

Buyer an opinion in form and substance reasonably satisfactory to the  Seller  concerning (i) the enforceability of this  Agreement

and   Ancillary   Agreements,  (ii)  the  due  incorporation  of

Mountaineer, (iii) that Seller has good title to the Shares, and

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(iv)  that no shareholder approval that has not been obtained  is required, which opinion shall be limited to the laws of the State of West Virginia.

     (d)  Regulatory Approval

           All regulatory authorizations, including those recited

in Section 7.03(a) hereof,

required for the consummation of the transactions contemplated by this  Agreement  and  the Ancillary Agreements  shall  have  been received  and shall be final and shall not contain any  terms  or

conditions   which,  individually  or  in  the   aggregate,   are

reasonable   likely  to  have  a  Material  Adverse   Effect   on

Mountaineer.

     (e)  Consents

           Any and all consents, permits, approvals, waivers  and

other actions of any person, required for the consummation of the transactions contemplated by this  Agreement  and  the Ancillary

Agreements  shall  have  been received, and shall be in full force and effect.

     (f)  Absence of Litigation

           No  order,  stay, judgment or decree shall  have  been

issued and be in effect by any  court restraining or prohibiting the

Closing and no  action, suit  or  proceeding  shall  be pending  (or threatened  by  any governmental or regulatory body) seeking to restrain or  prohibit or  questioning  the validity or legality of the consummation of the transactions, contemplated by this Agreement or the Ancillary

Agreements or seeking damages in connection therewith.

      (g)   Execution  and Delivery of the Lease and  Development

Agreement.

8.03 Conditions to Obligations of the Buyer

     (a)  Representations and Warranties of the Seller

           The  representations and warranties of the  Seller  in

Article IV shall be true and correct when made and shall be true and

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

correct at and as of  the Closing  with  the same effect as though made at and  as  of  the Closing.  The Seller shall have duly performed and complied  with all  agreements  and covenants contained herein  required to be performed or complied with by it at or before the Closing.

      (b) Officer's Certificate

           The  Seller  shall  have  delivered  to  the  Buyer  a

certificate,  dated the Closing Date and signed by its  Chairman,

President  or  any Vice President, as to the fulfillment  of  the conditions set forth in Section 8.03 hereof.

     (c)  Opinion of Counsel

           The  Buyer  shall have received from counsel  for  the

Seller   in  form  and substance reasonably satisfactory  to  the

Buyer  concerning  the  enforceability  of  this  Agreement   and

Ancillary Agreements which opinion shall be limited to  the  laws of the State of West Virginia.

     (d)  Regulatory Approval

           All regulatory authorizations, including those recited

in Section 7.03(a) hereof,

required for the consummation of the transactions contemplated by this  Agreement  and  the Ancillary Agreements  shall  have  been received  and shall be final and shall not contain any  terms  or

conditions   which,  individually  or  in  the   aggregate,   are

reasonably   likely  to  have  a  Material  Adverse   Effect   on

Mountaineer.

     (e)  Consents

Any and all consents, permits, approvals and other actions of any

person,   required  for  the  consummation  of  the  transactions

contemplated by this Agreement and the Ancillary Agreements shall have  been  received, and shall be in full force and  effect  and shall not contain any terms or conditions which, individually  or

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in  the  aggregate,  are reasonably likely  to  have  a  Material

Adverse Effect on Mountaineer.

     (f)  Absence of Litigation

           No  order,  stay, judgment or decree shall  have  been

issued and be in effect by

any  court restraining or prohibiting the Closing; and no action,

suit  or  proceeding  shall  be pending  (or  threatened  by  any governmental or regulatory body) seeking to restrain or  prohibit or  question the validity or legality of the consummation of  the

transactions   contemplated  by  this  Agreement  the   Ancillary

Agreements or seeking material damages in connection therewith.

      (g)   Execution  and  Delivery  of  Lease  and  Development

Agreement.

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                    ARTICLE IX - CLOSING AND SETTLEMENT

9.01 Closing

     (a)   The Closing shall take place at the offices of Goodwin

& Goodwin, LLP, 1500 One Valley Square, Charleston, West Virginia

25301  at 10:00 A.M. local time, on the Closing Date, or at  such other time and place as the Parties hereto may mutually agree.

     (b)   At  the Closing, subject to the satisfaction or waiver

of the conditions set forth in Article VIII:

          (i)    ECS   shall   deliver  to   Buyer   certificates

representing  the Shares, duly endorsed and in form for  transfer to Buyer; and

          (ii)  Buyer  shall pay to ECA, by wire transfer  to  an

account designated by ECA not fewer than two Business Days  prior to the Closing, immediately available funds equal to the Purchase

Price.

     (c)   The  Sellers  and Buyer shall cause  all  intercompany

accounts between Mountaineer Gas and its Subsidiaries, on the one hand, and the Sellers and their respective Affiliates (other than

Mountaineer Gas and its Subsidiaries), on the other hand,  to  be canceled as of the Closing Date.

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                     ARTICLE X - TERMINATION

10.01     Termination

      This Agreement and the transactions contemplated hereby may be  terminated and abandoned upon the occurrence of  any  of  the following:

     (a)  At any time prior to the Closing Date by mutual written consent of the Buyer and the Seller; or

      (b)  By the Buyer or the Seller at any time after 18 months after the date of this Agreement if Closing has not occurred; or

      (c)   By the Buyer, at any time following the date or dates

that  any  regulatory  authorizations or  orders  issued  by  any regulatory agencies having jurisdiction which, individually or in the  aggregate, contain any terms or conditions that would  cause the  condition set forth in Section 8.03(d) not to be  satisfied,

have become final; or

      (d)  By the adversely affected Party, at any time after the date two (2) months following the issuance of the last regulatory authorization  required for the consummation of the  transactions contemplated  by this Agreement to occur at Closing,  if  one  or more  conditions precedent to the terminating Party's obligations as  set  forth  in  Article VIII, other  than  the  obtaining  of required  regulatory authorizations, shall have been and  remains unfulfilled; or

      (f)   By  Buyer upon the occurrence prior to Closing  of  a

Material Adverse Change or Material Adverse Effect.

     The power of termination and abandonment of the transactions contemplated by this Agreement pursuant to this Section 10.01 may be  exercised by the Seller only after authorization by the Board

of   Directors  of  the  Seller  or  by  the  Buyer  only   after

authorization by the Board of Directors of the Buyer, and will be effective only after written notice thereof, signed on behalf of

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the  Party  for  which it is given by a duly authorized  officer,

shall have been given to the other Party hereto.

 10.02    Limitation on Right to Terminate; Effect of Termination

       If this Agreement is terminated as permitted under Section

10.01  hereof,  this Agreement shall thereafter become  void  and have no effect and no Party shall have liability to any Party, or any  shareholder,  director, officer, employee,  agent,  servant,

consultant  or  representative  of  such  Party  except  for  the obligations of the parties hereto contained in this Section 10.02 and  Section  12.03; provided, however, that if such  termination shall result from the failure of any Party to fulfill a condition to the Closing or to perform a covenant of this Agreement or from a  breach of this Agreement by any Party thereto, then such Party shall  be fully liable for any and all direct and indirect costs,

not including consequential damages, sustained or incurred by the other Party.

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                           ARTICLE XI - TAXES

11.01     Section 338(h)(10)

     (a)  Election

          At  the  request of the Buyer, ECA shall make  a  joint

election  with  Buyer under Section 338(h)(10) of the  Code  with respect  to  the  purchase of the Shares and  under  any  similar provisions of state or foreign law.  ECA represents that its sale of  the Shares is eligible for, and Buyer represents that  it  is qualified  to make, such election.  If the election is made,  ECA and  Buyer  shall  on  the  Closing Date exchange  completed  and executed  copies of Internal Revenue Service Form 8023,  required

schedules  thereto, and any similar state and foreign forms.   If

any  changes  are  required  in  these  forms  as  a  result   of

information which is first available after the Closing Date,  the parties will promptly agree on such changes.

     (b)  Allocation of Purchase Price

          If  an election under Section 338(h)(10) of the Code is

made,  ECA  and Buyer will (i) cause their respective accountants to  negotiate  in good faith, on their behalf,  and  agree  to  a purchase  price and an allocation of that price among the  assets of  Mountaineer that are deemed to have been acquired pursuant to

Section   338(h)(10)  of  the  Code  or  state  or  foreign   law

equivalent.  Buyer and ECA shall use the asset values  determined from such allocation for purposes of all reports and returns with respect to Taxes, including Internal Revenue Service Form 8594 or any equivalent statement.

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11.02     Liability for Taxes and Related Matters

     (a)  Liability for Taxes.

          (i)   ECA  shall be liable for and indemnify Buyer  for

all  Taxes  (including,  without limitation,  any  obligation  to contribute  to the payment of a tax determined on a consolidated,

combined or unitary basis with respect to a group of corporations that  includes  or included Mountaineer and Taxes resulting  from

Mountaineer  ceasing  to be a member of  the  Seller's  Group  or attributable to the election to be made under Section  338(h)(10)

of the Code and any state or foreign law equivalents) (a) imposed on  Seller's  Group  (other than the Purchased  Entity)  for  any taxable year, (b) imposed on Mountaineer or for which Mountaineer may  otherwise be liable for any taxable year or period that ends on  or  before the Closing Date and, with respect to any  taxable year  or  period  beginning before and ending after  the  Closing

Date,  the  portion of such taxable year ending on and  including

the  Closing  Date.   Except as set forth in (d),  ECA  shall  be

entitled to any refund of Taxes of Mountaineer received for  such periods.

          (ii)  Buyer shall be liable for and indemnify  ECA  for

the  Taxes  of  Mountaineer for any taxable year or  period  that begins  after the Closing Date and, with respect to  any  taxable year  or  period  beginning before and ending after  the  Closing

Date,  the  portion  of  such taxable year  beginning  after  the

Closing Date.  The Buyer shall be entitled to any refund of Taxes of Mountaineer received for such periods.

     (b)  Taxes for Short Taxable Year.

          For  purposes  of  Sections  11.02(a)(i)  and  (a)(ii),

whenever it is necessary to determine the liability for Taxes  of

Mountaineer for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of  the

Taxes of Mountaineer for the portion of the year or period ending

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on,  and  the portion of the year or period beginning after,  the

Closing Date shall be determined by assuming that Mountaineer had a  taxable year or period which ended at the close of the Closing

Date,  except that exemptions, allowances or deductions that  are calculated  on  an  annual  basis,  such  as  the  deduction  for depreciation, shall be apportioned on a time basis.

     (c)  Adjustment to Purchase Price.

          Any  payment by Buyer or ECA under this Article XI will

be an adjustment to the Purchase Price.

     (d)  Refunds from Carrybacks.

          If  ECA becomes entitled to a refund or credit of Taxes

for  any  period for which it is liable under Section 11.02(a)(i)

to  indemnify Buyer and such Taxes are attributable solely to the carryback  of  losses, credits or similar items  attributable  to

Mountaineer  and from a taxable year or period that begins  after the  Closing Date, ECA shall promptly pay to the Buyer the amount of  such refund or credit together with any interest thereon.  In the  event that any refund or credit of Taxes for which a payment has  been  made is subsequently reduced or disallowed, the  Buyer shall  indemnify  and hold harmless ECA for  any  tax  liability,

including interest and penalties, assessed against ECA by  reason of the reduction or disallowance.

     (e)  Tax Returns.

          ECA  shall file or cause to be filed when due  all  Tax

Returns  that  are  required to be filed by or  with  respect  to

Mountaineer for taxable years or periods ending on or before  the

Closing  Date and shall pay any Taxes due in respect of such  Tax

Returns, and Buyer shall file or cause to be filed when  due  all

Tax  Returns that are required to be filed by or with respect  to

Mountaineer for taxable years or periods ending after the Closing

Date  and  shall  remit  any Taxes due in  respect  of  such  Tax

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Returns.   ECA shall pay Buyer the Taxes for which ECA is  liable

pursuant  to Section 11.02(a)(i) but which are payable  with  Tax

Returns  to  be filed by Buyer pursuant to the previous  sentence within  10 days prior to the due date for the filing of such  Tax

Returns.

     (f)  Contest Provisions.

          Buyer shall promptly notify ECA in writing upon receipt

by  Buyer, any of its Affiliates or Mountaineer of notice of  any pending or threatened federal, state, local or foreign income  or franchise  tax audits or assessments which may materially  affect the  tax  liabilities  of  Mountaineer for  which  ECA  would  be required  to  indemnify  Buyer pursuant to  Section  11.02(a)(i),

provided  that  failure to comply with this provision  shall  not

affect  Buyer's  right to indemnification hereunder.   ECA  shall

have  the sole right to represent Mountaineer's interests in  any tax  audit  or  administrative or court  proceeding  relating  to taxable  periods  ending on or before the Closing  Date,  and  to employ counsel of its choice at its expense.  Notwithstanding the

foregoing,   ECA   shall  not  be  entitled  to  settle,   either

administratively  or after the commencement  of  litigation,  any claim  for  Taxes which would adversely affect the liability  for

Taxes  of  the  Buyer  or Mountaineer for any  period  after  the

Closing  Date to any extent (including, but not limited  to,  the imposition  of  income tax deficiencies, the reduction  of  asset basis or cost adjustments, the lengthening of any amortization or depreciation  periods, the denial of amortization or depreciation deductions,  or  the  reduction of loss or credit  carryforwards)

without  the prior written consent of Buyer.  Such consent  shall not  be unreasonably withheld, and shall not be necessary to  the extent that ECA has indemnified the Buyer against the effects  of any such settlement.

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          ECA shall be entitled to participate at its expense  in

the  defense  of any claim for Taxes for a year or period  ending

after   the   Closing   Date  which  may  be   the   subject   of

indemnification by ECA pursuant to Section 11.02(a)(i) and,  with the written consent of Buyer, and at its sole expense, may assume

the  entire  defense  of  such  tax  claim.   Neither  Buyer  nor

Mountaineer may agree to settle any tax claim for the portion  of the  year or period ending on the Closing Date which may  be  the subject  of  indemnification  by ECA  under  Section  11.02(a)(i)

without the prior written consent of ECA, which consent shall not be unreasonably withheld.

     (g)  Termination of Tax Allocation Agreements.

          Any tax allocation or sharing agreement or arrangement,

whether or not written, that may have been entered into by ECA or any  member of Seller's Group and Mountaineer shall be terminated as  to  Mountaineer as of the Closing Date, and no payments which are  owed  by  or to Mountaineer pursuant thereto shall  be  made thereunder, except to the extent such obligation is reflected  on the Closing Date Balance Sheet.

11.03     Transfer Taxes

     ECA  shall be liable for all transfer taxes arising from the sale of the Shares.

11.04     Information to be Provided by Buyer.

     With  respect to the taxable year of ECA ending for the most recent  full tax year and the periods prior to the Closing  Date,

Buyer  shall  promptly cause the Purchased Entity to prepare  and provide  to ECA a package of tax information materials (the  "Tax

Package"),  which  shall  be completed in  accordance  with  past practice including past practice as to providing the information,

schedules and work papers and as to the method of computation  of separate  taxable income or other relevant measure of  income  of

Mountaineer.  Buyer shall cause the Tax Package for  the  portion

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of the taxable period ending on the Closing Date to be delivered to  ECA  within one hundred twenty (120) days after  the  Closing

Date.

11.05     Assistance and Cooperation

     After the Closing Date, each of ECA and Buyer shall:

          (i)   assist (and cause their respective Affiliates  to

assist)  the other party in preparing any Tax Returns or  reports which such other party is responsible for preparing and filing in accordance with this Article XI;

          (ii) cooperate fully in preparing for any audits of, or

disputes  with taxing authorities regarding, any Tax  Returns  of

Mountaineer;

          (iii)     make available to the other and to any taxing

authority  as reasonably requested all information, records,  and documents relating to Taxes of Mountaineer;

          (iv)  provide timely notice to the other in writing  of

any   pending   or  threatened  tax  audits  or  assessments   of

Mountaineer for taxable periods for which the other  may  have  a liability under this Article XI; and

          (v)    furnish   the   other   with   copies   of   all

correspondence received from any taxing authority  in  connection with  any  tax audit or information request with respect  to  any such taxable period.

11.06     Survival of Obligations

     The obligations of the parties set forth in this Article  XI shall  be  unconditional and absolute and shall remain in  effect without limitation as to time.

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                   ARTICLE XII - MISCELLANEOUS

12.01     Modification; Waiver

     This Agreement may be modified, amended or supplemented only by  a  written instrument executed by the Buyer and  the  Seller.

The  failure of either Party to enforce or insist upon compliance with  any of the terms or conditions of this Agreement shall  not constitute  a general waiver or relinquishment of any such  terms or  conditions, but the same shall be and remain at all times  in full force and effect.

12.02     Entire Agreement

      This Agreement and the Ancillary Agreements, including  the

Schedules and Exhibits hereto and thereto, constitute the  entire agreement  of  the  Parties hereto with respect  to  the  subject

matter   hereof   and  supersedes  any  and   all   other   prior

understandings,  contracts  or  agreements,  representations   or

warranties, oral or written, among the Parties hereto in  respect of the subject matter of this Agreement.

12.03 Expenses

     Whether or not the transactions contemplated herein shall be consummated,  each Party shall (except as otherwise  specifically provided herein) pay its own expenses incident to the preparation and  performance of this Agreement, including broker's  fees  and commissions.

12.04     Rights and Remedies

      The  rights and remedies granted under this Agreement shall not be exclusive rights and remedies, but shall be in addition to all other rights and remedies available at law or in equity.

12.05     Further Actions

       Each   Party   shall  execute  and  deliver   such   other

certificates, agreements, conveyances, certificates  of  title and

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other documents and take  such  other actions  as  may  reasonably be requested by the other  Party  in order to consummate or implement the transactions contemplated by this Agreement.

12.06 Notices

      All  notices,  requests, demands, and other  communications hereunder  shall be in writing and shall be deemed to  have  been duly  given  if delivered or mailed, registered mail, first-class postage paid,

If to the Seller:

     Mr. John Mork, President
     Energy Corporation of America
     4643 South Ulster, Suite 1100
     Denver, CO  80237

Copies to:

     Thomas R. Goodwin
     Goodwin & Goodwin, LLP
     1500 One Valley Square
     Charleston, WV  25301

If to the Buyer:

     Allegheny Energy, Inc.
     Attn:  Jay Pifer, President
     800 Cabin Hill Drive
     Greensburg, PA  15601-1689


Copies to:

     Allegheny Power
     Attn: Tom Henderson, General Counsel
     10435 Downsville Pike
     Hagerstown, MD  21740

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and:

     Mathew G. Hurd
     Sullivan & Cromwell
     125 Broad Street
     New York, NY  10004

12.07     Assignment

      Neither this Agreement nor any of the rights, interests  or obligations hereunder shall be assigned, by operation of  law  or otherwise, by any Party hereto without the prior written  consent

of  the  other  Party, except pursuant to Section 7.03(c).   This

Agreement and all of the provisions hereof shall be binding  upon and  inure  to  the  benefit  of the  Parties  hereto  and  their

respective   successors  and  permitted   assigns.    Except   as

aforesaid,  nothing  in this Agreement, express  or  implied,  is intended to confer upon any person other than the Parties  hereto and  their  said successors and assigns, any rights, remedies  or obligations under or by reason of this Agreement.

12.08     Severability

     If any term or other provision of this Agreement is invalid,

illegal  or  incapable of being enforced by any rule  of  law  or public  policy,  all  other conditions  and  provisions  of  this

Agreement  shall nevertheless remain in full force and effect  so long  as  the  economic or legal substance  of  the  transactions contemplated  hereby  is not affected in any  adverse  manner  to

either  Party.   Upon such determination that any term  or  other

provision is invalid, illegal or incapable of being enforced, the

Parties  hereto  shall  negotiate in good faith  to  modify  this

Agreement  so as to effect the original intent of the Parties  as closely  as possible in an acceptable manner to the end that  the transactions  contemplated hereby are  fulfilled  to  the  extent possible.

12.09     Counterparts

      This Agreement may be executed in one or more counterparts,

all of which shall constitute one and the same instrument.

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12.10 Headings

      The article and section headings in this Agreement are  for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

12.11     Governing Law; Submission to Jurisdiction; Selection of

Forum

     This Agreement shall be construed, performed and enforced in accordance  with the laws of the State of West Virginia,  without reference to the conflict of laws principles thereof.  Each party hereto  agrees  that it shall bring any action or  proceeding  in respect  of any claim arising out of or related to this agreement

or   the  transactions  contained  in  or  contemplated  by  this agreement,  whether in tort or contract or at law or  in  equity,

exclusively in the United States District Court for the  Southern

District   of   West   Virginia   (the   "Chosen   Court")    and

(i)  irrevocably  submits to the exclusive  jurisdiction  of  the

Chosen  Court, (ii) waives any objection to laying venue  in  any such  action or proceeding in the Chosen Court, (iii) waives  any objection that the Chosen Court is an inconvenient forum or  does not  have jurisdiction over any party hereto and (iv) agrees that service  of  process  upon  such party  in  any  such  action  or proceeding  shall be effective if notice is given  in  accordance with Section 12.06 of this Agreement.

12.12     Construction

     The parties have participated jointly in the negotiation and drafting  of  this  Agreement.  In  the  event  an  ambiguity  or question of intent or interpretation arises, this Agreement shall be  construed  as  if  drafted jointly  by  the  parties  and  no

presumption   or  burden  of  proof  shall  arise   favoring   or

disfavoring any Party by virtue of the authorship of any  of  the provisions  of  this Agreement.  Any item disclosed  in  Seller's

Disclosure Schedule under any specific Section number thereof  or disclosed in reference to any specific Section hereof,  shall  be deemed to have been disclosed by Seller for all purposes of  this

Agreement   in  response  to  other  Sections  of  the   Seller's

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Disclosure  Schedule to the extent buy only to  the  extent  that such  disclosure is specifically cross-referenced to  such  other

Section(s).

      IN  WITNESS  WHEREOF, the parties hereto have  caused  this

Agreement to be executed as of the date first above written.


                                 SELLER
                                 ENERGY CORPORATION OF AMERICA
                                 By:  /S/ JOHN MORK
                                      John Mork
                                 Its:  President   and    Chief
                                 Executive Officer



                                 SELLER
                                 EASTERN SYSTEMS CORPORATION
                                 By:  /S/ MICHAEL S. FLETCHER
                                      Michael S. Fletcher
                                 Its: President



                                 BUYER
                                 ALLEGHENY ENERGY, INC.
                                 By:  /S/ JAY PIFER
                                      Jay Pifer
                                 Its: President

                         70